Exhibit 99.2

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Information Agent Contact:

Global Bondholder Services Corporation

Phone: 1-866-470-3900 (toll free)

1-212-430-3774 (collect)

Qualcomm Announces Expiration of Its Cash Offers for Four Series of Notes Open to Retail Holders Only

SAN DIEGO, May 29, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) announced today the expiration of its four separate offers to purchase for cash (the “Cash Offers”), any and all of the outstanding notes listed in the table below which have a special mandatory redemption provision (collectively, the “Old Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated May 21, 2018 (the “Offer to Purchase” and, together with the certification to participate in the Cash Offers and the instructions for such certification and the notice of guaranteed delivery, the “Cash Offer Documents”).

The Cash Offers expired at 5:00 p.m., New York City time, on May 25, 2018 (the “Cash Offer Expiration Date”). The “Cash Offer Settlement Date” will be promptly following the Cash Offer Expiration Date and is expected to be May 31, 2018. On the terms and subject to the conditions set forth in the Offer to Purchase, the table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Cash Offer Expiration Date and the aggregate principal amount of each series of Old Notes that Qualcomm expects to accept on the Cash Offer Settlement Date in connection with the Cash Offers.

Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	CUSIP/ISIN No.	Principal Amount Tendered(1)(2)	Principal Amount Qualcomm Expects to Accept(2)
Floating Rate Notes due 2019	$750.00	747525AN3; US747525AN39	$2,670,000	$2,670,000
Floating Rate Notes due 2020	$500.00	747525AQ6; US747525AQ69	$1,100,000	$1,100,000
1.850% Notes due 2019	$1,250.00	747525AM5; US747525AM55	$67,427,000	$67,427,000
2.100% Notes due 2020	$1,500.00	747525AP8; US747525AP86	$105,890,000	$0

(1)	Reflects the aggregate principal amount of each series of Old Notes that have been validly tendered and not validly withdrawn as of the Cash Offer Expiration Date, based on information provided by the tender agent to Qualcomm.
(2)	The principal amounts tendered and expected to be accepted as reflected in the table above, do not include the aggregate principal amounts of Old Notes that may be validly tendered pursuant to guaranteed delivery procedures and accepted for purchase pursuant to the Cash Offers.

Based on the amount of Old Notes tendered in the Cash Offers and in accordance with the terms of the Cash Offers, Qualcomm expects to accept, on the Cash Offer Settlement Date, all of the Old Notes validly tendered and not validly withdrawn, other than the 2.100% Notes due 2020. The 2.100% Notes due 2020 will not be accepted because the minimum condition in the offer by Qualcomm to exchange the 2.100% Notes due 2020 pursuant to the Offering Memorandum, dated May 21, 2018, was not satisfied. Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Cash Offer Eligible Holders (as defined below) who (i) validly tendered and who did not validly withdraw Old Notes at or prior to the Cash Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Cash Offer Expiration Date and who tender their Old Notes at or prior to 5:00 p.m., New York City time, on May 30, 2018 pursuant to guaranteed delivery procedures, and whose Old Notes are accepted for purchase by Qualcomm, will receive the applicable Total Consideration (as defined in the Offer to Purchase). Cash Offer Eligible Holders are required to deliver the certification to participate in the Cash Offers and are required to tender in the applicable minimum denominations in order to receive the applicable Total Consideration.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, on the Cash Offer Settlement Date, Qualcomm expects to pay an aggregate total consideration of (i) $2,676,675.00 for the Floating Rate Notes due 2019, plus accrued and unpaid interest; (ii) $1,102,750.00 for the Floating Rate Notes due 2020, plus accrued and unpaid interest; and (iii) $67,595,567.50 for the 1.850% Notes due 2019, plus accrued and unpaid interest, in each case for the respective series of Old Notes validly tendered and accepted for purchase pursuant to the Cash Offers. The actual aggregate total consideration that will be paid on the Cash Offer Settlement Date is subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures. No further interest will be paid to the Cash Offer Eligible Holders who tender such Old Notes, including if a record date for an interest payment on such Old Notes has passed before the Cash Offer Settlement Date.

Only holders of Old Notes who are not (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and who are not (ii) non-U.S. persons (as defined in Rule 902 under the Securities Act) located outside of the United States within the meaning of Regulation S under the Securities Act, other than “retail investors” (as defined below) in the European Economic Area, were eligible to participate in the Cash Offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Holders of Old Notes who are located or resident in any province or territory of Canada will only be eligible to participate in the Cash Offers if they are individuals, or if they are institutions or other entities that do not qualify as both an “accredited investor”, as such term is defined in National Instrument 45-106 of the Canadian Securities Administrators or section 73.3(1) of the Securities Act (Ontario), and also as a “permitted client” as such term is defined in National Instrument 31-103 of the Canadian Securities Administrators. We refer to holders who meet the foregoing criteria in this paragraph as “Cash Offer Eligible Holders”.

Only Cash Offer Eligible Holders who delivered a certification to Global Bondholder Services Corporation, certifying that they are Cash Offer Eligible Holders, were authorized to participate in the Cash Offers.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Cash Offers were made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

Goldman Sachs & Co. LLC and Barclays Capital Inc. are acting as the Joint-Lead Dealer Managers for the Cash Offers. For additional information regarding the terms of the offer, please contact Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-6941 (collect) or Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect). Global Bondholder Services Corporation is acting as the tender agent and information agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Global

Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers.

The Cash Offer Documents can be accessed at the following link: http://www.gbsc-usa.com/QUALCOMM/.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, the QCT semiconductor business.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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